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                              CERTIFICATE OF TRUST


         The undersigned, the trustees of Cendant Capital I, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

         1. The name of the business trust being formed hereby (the "Trust") is "Cendant Capital I."

         2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                            Wilmington Trust Company
                              Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890

                  IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust as of the date written below.



/s/ Michael P. Monaco            WILMINGTON TRUST COMPANY
------------------------         Not in its individual capacity, but solely
Michael P. Monaco,               as Trustee.

Trustee                                   By:  Pat Evans
/s/ James E. Buckman                           ---------------------
------------------------                  Name:/s/ Pat Evans
James E. Buckman,                              ---------------------
Trustee                                   Title:
------------------------                        --------------------